                                                                    EXHIBIT 25.1
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           -------------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                                  ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_____

                           -------------------------


                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.
              (Exact name of trustee as specified in its charter)

                                                          95-4311476
                                                      (I.R.S. employer
                                                      identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                             90071
(Address of principal                                     (Zip Code)
executive offices)
                                  DWIGHT LIU
                      515 South Flower Street, Suite 2700
                         Los Angeles, California 90071
                                (213) 861-5000

 (Name, address, including zip code and telephone number of agent for service)

                           -------------------------

                            Jones Intercable, Inc.
              (Exact name of obligor as specified in its charter)

                 COLORADO                                  84-0613514
      (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

                       9697 E. Mineral Avenue, 4th Floor
                           Englewood, CO  80155-3309
                (Address of principal chief executive offices)

                            Senior Debt Securities
                      Senior Subordinated Debt Securities
                         Subordinated Debt Securities
                             Class A Common Stock
                        (Title of indenture securities)

    GENERAL
    -------


1.  General Information.
    --------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency
         490 L'Enfant Plaza East, S.W.
         Washington, D.C.  20219

         Federal Deposit Insurance Corporation
         550 17th Street, N.W.
         Washington, D.C.  20429

         Federal Reserve Bank (12th District)
         San Francisco, California

    (b)  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

    The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  List of Exhibits
     ----------------

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.2 -  Included in Exhibit T-1.1

     T-1.3 -  Included in Exhibit T-1.1

     T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

NOTE
----

As of November 3, 1997 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                         -----------------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 3rd day of November 1997.

                                U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                Trustee


  By: /s/ Sandee' Parks
     -----------------------------
             Sandee' Parks
         Authorized Signatory

U.S. Trust Company of California, N.A.            Call Date:                          06/30/97    ST-BK:   06-0784  FFIEC  033
515 South Flower Street, Suite 2700               Vendor ID:                                 D    Cert #:    33332  Page RC-1
Los Angeles, CA  90071                            Transit #:                          12204024
                                                                                                                     --------------
                                                                                                                            9
                                                                                                                     --------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC-Balance Sheet
                                                                                                                     C200
                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
ASSETS
   1.  Cash and balances due from depository institutions (from Schedule RC-A)                       RCON
                                                                                                     ----      ---------
       a.  Noninterest-bearing balances and currency and coin (1)_________________    ___   ______   0081        6,819    1.a
                                                                                                               ---------
       b.  Interest bearing balances (2)___________________________________________   ___   ______   0071           82    1.b
                                                                                                               ---------
   2.  Securities:
                                                                                                               ---------
       a.  Held-to-maturity securities (from Schedule RC-B, column A)______________   ___   ______   1754             0   2.a
                                                                                                               ---------
       b.  Available-for-sale securities (from Schedule RC-B, column D)_____________  ___   ______   1773        87,907   2.b
                                                                                                               ---------
   3.  Federal funds sold and securities purchased under agreements to resell_______  ___   ______   1350        24,000   3.
                                                                                                               ---------
   4.  Loans and lease financing receivables:                                         RCON
                                                                                      ---- ---------
       a.  Loans and leases, net of unearned income (from Schedule RC-C)___________   2122  138,343                       4.a
                                                                                           ---------
       b.  LESS:  Allowance for loan and lease losses______________________________   3123    2,055                       4.b
                                                                                           ---------
       c.  LESS:  Allocated transfer risk reserve___________________________________  3128        0                       4.c
                                                                                           ---------
       d.  Loans and leases, net of unearned income, allowance, and reserve                          RCON      ---------
                                                                                                     ----
           (item 4.a minus 4.b and 4.c)________________________________________       ___   ______   2125       136,288   4.d
                                                                                                               ---------
   5.  Trading assets__________________________________________________________       ___   ______   3545             0   5.
                                                                                                               ---------
   6.  Premises and fixed assets (including capitalized leases)_____________________  ___   ______   2145         7,066   6.
                                                                                                               ---------
   7.  Other real estate owned (from Schedule RC-M)_____________________________      ___   ______   2150             0   7.
                                                                                                               ---------
   8.  Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)____________________________________________________       ___   ______   2130             0   8.
                                                                                                               ---------
   9.  Customers' liability to this bank on acceptances outstanding_________________  ___   ______   2155             0   9.
                                                                                                               ---------
  10.  Intangible assets (from Schedule RC-M)___________________________________      ___   ______   2143         2,493  10.
                                                                                                               ---------
  11.  Other assets (from Schedule RC-F)_______________________________________       ___   ______   2160         4,633  11.
                                                                                                               ---------
  12.  Total assets (sum of items 1 through 11)________________________________       ___   ______   2170       269,288  12.
                                                                                                               ---------

-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

U.S. Trust Company of California, N.A.                Call Date:                         06/30/97    ST-BK:   06-0784  FFIEC  033
515 South Flower Street, Suite 2700                   Vendor ID:                                D    Cert #:  33332    Page RC-2
Los Angeles, CA  90071                                Transit #:                         12204024
                                                                                                                     ------------
                                                                                                                          10
                                                                                                                     ------------
Schedule RC - Continued                                                                              Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
       a.  In domestic offices (sum of totals of                                                               RCON
                                                                                                               ----  -------
           columns A and C from Schedule RC-E)__________________________________                               2200  233,509  13.a
                                                                                                                     -------
                                                                                                RCON  -------
           (1)  Noninterest-bearing (1)____________________________________________             ----   26,255                 13.a.1
                                                                                                      -------
           (2)  Interest-bearing __________________________________________________             6636  207,254
                                                                                                      -------
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (1)  Noninterest-bearing______________________________________________
           (2)  Interest-bearing__________________________________________________
                                                                                                                    --------
14.    Federal funds purchased(2) and securities sold under agreements to repurchase:                          RCON        0  14
                                                                                                               ---- --------
                                                                                                               2800
                                                                                                                    --------
15.    a.  Demand notes issued to the U.S. Treasury______________________________               ___   ______   2840        0  15.a
                                                                                                                    --------
       b.  Trading liabilities_____________________________________________________             ___   ______   3548        0  15.b
                                                                                                                    --------
16.    Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       a.  With a remaining maturity of one year or less______________________                  ___   ______   2332        0  16.a
                                                                                                                    --------
       b.  With a remaining maturity of more than one year through three years_______________   ___   ______   A547        0  16.b
                                                                                                                    --------
       c.  With a remaining maturity of more than three years________________                   ___   ______   A548        0  16.c
                                                                                                                    --------
17.    Not applicable
                                                                                                                    --------
18.    Bank's liability on acceptances executed and outstanding____________________             ___   ______   2920        0  18.
                                                                                                                    --------
19.    Subordinated notes and debentures_______________________________________                 ___   ______   3200        0  19.
                                                                                                                    --------
20.    Other liabilities (from Schedule RC-G)_____________________________________              ___   ______   2930    4,664  20.
                                                                                                                    --------
21.    Total liabilities (sum of items 13 through 20)_______________________________            ___   ______   2948  238,173  21.
                                                                                                                    --------
22.    Not applicable

EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus______________________________              ___   ______   3838    5,000   23.
                                                                                                                     -------
24.    Common stock__________________________________________________________                   ___   ______   3230    2,000   24.
                                                                                                                     -------
25.    Surplus (exclude all surplus related to preferred stock)______________________           ___   ______   3839   12,745   25.
                                                                                                                     -------
26.    a.  Undivided profits and capital reserves__________________________________             ___   ______   3632   11,328  26.a
                                                                                                                     -------
       b.  Net unrealized holding gains (losses) on available-for-sale securities_______        ___   ______   8434       42  26.b
                                                                                                                     -------
27.    Cumulative foreign currency translation adjustments_______________________
                                                                                                                     -------
28.    a.  Total equity capital (sum of items 23 through 27)________________________            ___   ______   3210   31,115   28.
                                                                                                                     -------
29.    Total liabilities and equity capital (sum of items 21 and 28)_________________           ___   ______   3300  269,288   29.
                                                                                                                     -------

Memorandum
 To be reported only with the March Report of Condition.

 1.  Indicate in the box at the right the number of the statement below that best describes the most               RCON
      comprehensive level of auditing work performed for the bank by independent external auditors as              ---- ----
      of any date during 1996_______________________________________________________________________               6724  N/A  M.1
                                                                                                                        ----


1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified              external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank            authority)
2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but            external auditors
    not on the bank separately)                                      7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance       8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.